UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2006

ADELPHIA COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16014	23-2417713
(State or other jurisdiction of	(Commission file number)	(IRS employer identification
incorporation)		No.)

5619 DTC Parkway—Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip code)

(303) 268-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.   Termination of a Material Definitive Agreement.

Item 5.02          Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

On August 17, 2006, Ronald Cooper, the President and Chief Operating Officer of Adelphia Communications Corporation (the “Company”), resigned his employment with the Company for “Good Reason,” as defined in the Terms and Conditions of Employment between Ronald Cooper and the Company executed on January 17, 2003, as amended on February 21, 2003 and on August 14, 2006 (the “Employment Agreement”), due to circumstances existing as a result of the consummation of the sale of substantially all of the Company’s and its subsidiaries’ assets to Time Warner NY Cable LLC and Comcast Corporation on July 31, 2006 (the “Sale Transaction”).  The Company waived the requirement under the Employment Agreement that 30 days’ notice of termination for Good Reason be provided by Mr. Cooper because substantially all of the cable operations previously overseen by Mr. Cooper had been sold and immediate resignation conferred a financial benefit on the Company.

As a result of the termination for Good Reason, Mr. Cooper is entitled to receive a lump sum payment within 30 days of August 17, 2006 in an amount equal to three times his base salary and target bonus, or $5.1 million.  He is also entitled to continued health coverage at employee rates at his sole cost for 18 months from August 17, 2006.

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements.  All statements regarding the Company’s and its subsidiaries’ and affiliates’ expected sources and uses of cash, income tax positions, indemnification obligations and any post-closing purchase price adjustments related to the Sale Transaction, settlements with the Securities and Exchange Commission (the “SEC”) and the United States Attorney’s Office for the Southern District of New York (the “U.S. Attorney”) and future course of the Company’s pending bankruptcy proceeding, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions, are forward-looking statements.  Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements.  Factors that may cause actual results to differ materially from those in the forward-looking statements include the potential costs and impacts of the transactions and obligations associated with the Sale Transaction, whether and on what timetable a plan of reorganization under Chapter 11 of the Bankruptcy Code will be confirmed and consummated, whether the transactions contemplated by the settlements with the SEC and the U.S. Attorney and any other agreements needed to effect those transactions are consummated, the Company’s pending bankruptcy proceeding, results of litigation against the Company, results and impacts of the sale of the Company’s assets and those discussed under Item 1A, “Risk Factors,” in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006 and in the Company’s Second Disclosure Statement Supplement, filed with the United States Bankruptcy Court for the Southern District of New York on August 18, 2006, which is available in the investor relations section of the Company’s website at www.adelphia.com.  Information contained on the Company’s Internet website is not incorporated by reference into this report.  Many of these factors are outside of the Company’s control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2006	ADELPHIA COMMUNICATIONS CORPORATION
(Registrant)

	By:	/s/ Brad M. Sonnenberg
	Name:	Brad M. Sonnenberg
	Title:	Executive Vice President, General Counsel
and Secretary